Exhibit 10.13



                                    ADDENDUM
                                OFFER TO SUBLEASE
                              1132 HAMILTON STREET


Further to the Offer to Sublease between Blastradius Inc. as Sublandlord and Elgrande.com Inc. as Subtenant.



The Subtenant agrees to provide the Sublandlord with an additional deposit of two (2) months rent to be applied to the sixth and twelfth months rent of the sublease term. The Subtenant agrees to provide a post-dated cheque equal to four (4) months gross rent payable to Royal LePage, in trust and dated September 6, 2001.

Signed  and  agreed  this  22  day  of  August,  2001.

ELGRANDE.COM
Subtenant


__________________     ______________________
     Witness

The offer to sublease ultimately accepted as of August 15, 2001 will remain in full force and effect and the Subtenant hereby approves the headlease as called for in the agreement.



We hereby accept this Addendum and agree to be bound by the terms and conditions contained herein, and hereby remove the Sublandlord's Condition as outlined in the Offer to Lease subject to the deposit cheques being deposited and cleared by September 6, 2001.

Signed  and  agreed  this  24  day  of  August,  2001.

BLASTRADIUS  INC.
Sublandlord


__________________     ______________________
     Witness



It is understood between the parties that if the Subtenant is in default of the gross monthly rent due on the 1st day of each month during the term on more than once occasion or, remains in default for more than seven (7) days, then the Sublandlord shall be entitled to cancel this sublease immediately upon written notice to the Subtenant. In addition, all funds on deposit will be forfeited to the Sublandlord and the parties shall have no further obligation to each other.